EX 99.28(d)(213)

Amendment
to
Investment Advisory and Management Agreement
between
JNL Series Trust
and
Jackson National Asset Management, LLC

This Amendment is made as of August 29, 2011, by and between JNL Series Trust, a Massachusetts business trust (“Trust”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement dated January 31, 2001 (“Agreement”).

Whereas, the parties have agreed to amend Section 4 of the Agreement.

Whereas, the parties wish to amend Schedule A and Schedule B of the Agreement for the following fund additions and fund name changes:

Fund Additions:

1.	JNL/AQR Managed Futures Strategy Fund; and
2.	JNL/Mellon Capital Management Emerging Markets Index Fund.

Fund Name Changes:

1.	JNL/S&P Disciplined Moderate Fund to JNL Disciplined Moderate Fund;
2.	JNL/S&P Disciplined Moderate Growth Fund to JNL Disciplined Moderate Growth Fund; and
3.	JNL/S&P Disciplined Growth Fund to JNL Disciplined Growth Fund.

Whereas, the parties wish to amend Schedule B of the Agreement for fee changes for the following funds:

Fee Changes:

1.	JNL/BlackRock Global Allocation Fund;
2.	JNL/Goldman Sachs Emerging Markets Debt Fund;
3.	JNL/Ivy Asset Strategy Fund; and
4.	JNL/T. Rowe Price Short-Term Bond Fund.

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties hereby agree to amend the Agreement to delete the first paragraph of Section 4 entitled “4. Compensation” in its entirety and replace it with the following:

As compensation for services performed and the facilities and personnel provided by the Adviser under this Agreement, and as provided pursuant to 1) the agreement between the Adviser and the Managed Futures Fund’s wholly-owned subsidiary, the JNL/AQR Managed Futures Strategy Fund, Ltd, and 2) the agreement between the Adviser and the JNL/BlackRock Global Allocation Fund’s wholly-owned subsidiary, the JNL/BlackRock Global Allocation Fund, Ltd, the Trust will pay to the Adviser a single unified fee, accrued daily and payable monthly on the average daily net assets in the Series, in accordance with Schedule B.

Further, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 29, 2011, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated August 29, 2011, attached hereto.

3.	This Amendment may be executed in two or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed as of August 22, 2011, effective as of August 29, 2011.

JNL Series Trust	Jackson National Asset Management, LLC

By: /s/ Susan S. Rhee	By: /s/ Mard D. Nerud
Name: Susan S. Rhee	Name: Mark D. Nerud
Title: Vice President, Counsel, and Secretary	Title: President and CEO

Schedule A
Dated August 29, 2011
(List of Funds)

JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Commodity Securities Fund
JNL/BlackRock Global Allocation Fund
JNL/Capital Guardian U.S. Growth Equity Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/Capital Guardian Global Balanced Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs U.S. Equity Flex Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Institutional Alt 65 Fund
JNL/Invesco International Growth Fund
JNL/Invesco Large Cap Growth Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco Small Cap Growth Fund
JNL/Ivy Asset Strategy Fund
JNL/JPMorgan International Value Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Lazard Mid Cap Equity Fund
JNL/M&G Global Basics Fund
JNL/M&G Global Leaders Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Emerging Markets Index Fund
JNL/Mellon Capital Management European 30 Fund
JNL/Mellon Capital Management Global Alpha Fund
JNL/Mellon Capital Management Index 5 Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Pacific Rim 30 Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management 10 x 10 Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/PAM Asia ex-Japan Fund
JNL/PAM China-India Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/WMC Balanced Fund
JNL/WMC Money Market Fund
JNL/WMC Value Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P 4 Fund
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund
JNL Disciplined Growth Fund

A-
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Schedule B
Dated August 29, 2011
(Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/American Funds Blue Chip Income and Growth Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/American Funds Global Bond Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/American Funds Global Small Capitalization Fund	$0 to $1 billion Over $1 billion	.75% .70%
JNL/American Funds Growth-Income Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/American Funds International Fund	$0 to $1 billion Over $1 billion	.85% .80%
JNL/American Funds New World Fund	$0 to $1 billion Over $1 billion	1.05% 1.00%
JNL/AQR Managed Futures Strategy Fund	$0 to $500 million $500 million to $1 billion Over $1 billion	.95% .90% .85%
JNL/BlackRock Commodity Securities Fund	$0 to $300 million Over $300 million	.70% .60%
JNL/BlackRock Global Allocation Fund	$0 to $1 billion Over $1 billion	.75% .70%
JNL/Capital Guardian U.S. Growth Equity Fund	$0 to $150 million $150 million to $500 million $500 million to $750 million Over $750 million	.70% .65% .60% .55%
JNL/Capital Guardian Global Diversified Research Fund	$0 to $150 million $150 million to $500 million $500 million to $750 million Over $750 million	.75% .70% .65% .60%
JNL/Capital Guardian Global Balanced Fund	$0 to $500 million Over $500 million	.65% .60%
JNL/Eagle Core Equity Fund	$0 to $100 million $100 million to $300 million Over $300 million	.65% .60% .55%
JNL/Eagle SmallCap Equity Fund	$0 to $100 million $100 million to $500 million Over $500 million	.75% .70% .65%
JNL/Franklin Templeton Founding Strategy Fund	All Assets	0%
JNL/Franklin Templeton Global Growth Fund	$0 to $300 million $300 million to $500 million Over $500 million	.75% .65% .60%
JNL/Franklin Templeton Income Fund	$0 to $100 million $100 million to $200 million $200 million to $500 million Over $500 million	.80% .75% .65% .60%
JNL/Franklin Templeton International Small Cap Growth Fund	$0 to $500 million Over $500 million	.95% .90%
JNL/Franklin Templeton Mutual Shares Fund	$0 to $500 million Over $500 million	.75% .70%
JNL/Franklin Templeton Small Cap Value Fund	$0 to $200 million $200 million to $500 million Over $500 million	.85% .77% .75%
JNL/Goldman Sachs Core Plus Bond Fund	$0 to $500 million Over $500 million	.60% .55%
JNL/Goldman Sachs Emerging Markets Debt Fund	$0 to $200 million $200 million to $1 billion Over $1 billion	.75% .70% .675%
JNL/Goldman Sachs Mid Cap Value Fund	$0 to $100 million Over $100 million	.75% .70%
JNL/Goldman Sachs U.S. Equity Flex Fund	$0 to $300 million Over $300 million	.80% .75%
JNL/Institutional Alt 20 Fund	$0 to $500 million Over $500 million	.15% .10%
JNL/Institutional Alt 35 Fund	$0 to $500 million Over $500 million	.15% .10%
JNL/Institutional Alt 50 Fund	$0 to $500 million Over $500 million	.15% .10%
JNL/Institutional Alt 65 Fund	$0 to $500 million Over $500 million	.15% .10%
JNL/Invesco International Growth Fund	$0 to $150 million $150 million to $500 million Over $500 million	.70% .65% .60%
JNL/Invesco Large Cap Growth Fund	$0 to $150 million Over $150 million	.70% .65%
JNL/Invesco Global Real Estate Fund	$0 to $50 million Over $50 million	.75% .70%
JNL/Invesco Small Cap Growth Fund	$0 to $300 million Over $300 million	.85% .80%
JNL/Ivy Asset Strategy Fund	$0 to $500 million $500 million to $1.5 billion Over $1.5 billion	.90% .85% .825%
JNL/JPMorgan International Value Fund	$0 to $150 million $150 million to $500 million Over $500 million	.70% .65% .60%
JNL/JPMorgan MidCap Growth Fund	$0 to $250 million $250 million to $750 million $750 million to $1,500 million Over $1,500 million	.70% .65% .60% .55%
JNL/JPMorgan U.S. Government & Quality Bond Fund	$0 to $150 million $150 million to $300 million $300 million to $500 million Over $500 million	.50% .45% .40% .35%
JNL/Lazard Emerging Markets Fund	$0 to $100 million $100 million to $250 million Over $250 million	1.00% .90% .85%
JNL/Lazard Mid Cap Equity Fund	$0 to $50 million $50 million to $250 million Over $250 million	.75% .70% .65%
JNL/M&G Global Basics Fund	$0 to $500 million Over $500 million	.85% .80%
JNL/M&G Global Leaders Fund	$0 to $500 million Over $500 million	.85% .80%
JNL/Mellon Capital Management Emerging Markets Index Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/Mellon Capital Management Bond Index Fund	$0 to $500 million $500 million to $750 million Over $750 million	.30% .25% .24%
JNL/Mellon Capital Management Global Alpha Fund	$0 to $500 million Over $500 million	1.00% .90%
JNL/Mellon Capital Management European 30 Fund	$0 to $50 million $50 to $100 million Over $100 million	.37% .31% .28%
JNL/Mellon Capital Management Index 5 Fund	All assets	0%
JNL/Mellon Capital Management International Index Fund	$0 to $500 million $500 million to $750 million Over $750 million	.30% .25% .24%
JNL/Mellon Capital Management Pacific Rim 30 Fund	$0 to $50 million $50 to $100 million Over $100 million	.37% .31% .28%
JNL/Mellon Capital Management Small Cap Index Fund	$0 to $500 million $500 million to $750 million Over $750 million	.29% .24% .23%
JNL/Mellon Capital Management 10 x 10 Fund	All assets	0%
JNL/Mellon Capital Management S&P 500 Index Fund	$0 to $500 million $500 million to $750 million Over $750 million	.29% .24% .23%
JNL/Mellon Capital Management S&P 400 MidCap Index Fund	$0 to $500 million $500 million to $750 million Over $750 million	.29% .24% .23%
JNL/Oppenheimer Global Growth Fund	$0 to $300 million Over $300 million	.70% .60%
JNL/PAM Asia ex-Japan Fund	$0 to $500 million Over $500 million	.90% .85%
JNL/PAM China-India Fund	$0 to $500 million Over $500 million	.90% .85%
JNL/PIMCO Real Return Fund	$0 to $1 billion Over $1 billion	.50% .475%
JNL/PIMCO Total Return Bond Fund	All assets	.50%
JNL/PPM America Floating Rate Income Fund	$0 to $500 million Over $500 million	.65% .60%
JNL/PPM America High Yield Bond Fund	$0 to $150 million $150 million to $500 million Over $500 million	.50% .45% .425%
JNL/PPM America Mid Cap Value Fund	$0 to $500 million Over $500 million	.75% .70%
JNL/PPM America Small Cap Value Fund	$0 to $500 million Over $500 million	.75% .70%
JNL/PPM America Value Equity Fund	$0 to $300 million Over $300 million	.55% .50%
JNL/Red Rocks Listed Private Equity Fund	$0 to $200 million Over $200 million	.85% .80%
JNL/T. Rowe Price Established Growth Fund	$0 to $150 million $150 to $500 million Over $500 million	.65% .60% .55%
JNL/T. Rowe Price Mid-Cap Growth Fund	$0 to $150 million Over $150 million	.75% .70%
JNL/T. Rowe Price Short-Term Bond Fund	$0 to $250 million $250 million to $1.5 billion Over $1.5 billion	.45% .40% .375%
JNL/T. Rowe Price Value Fund	$0 to $150 million $150 to $500 million Over $500 million	.70% .65% .60%
JNL/WMC Balanced Fund	$0 to $50 million $50 million to $150 million $150 million to $300 million $300 million to $500 million Over $500 million	.55% .50% .475% .45% .425%
JNL/WMC Money Market Fund	$0 to $500 million Over $500 million	0.28% 0.25%
JNL/WMC Value Fund	$0 to $300 million $300 million to $500 million Over $500 million	.55% .50% .45%
JNL/S&P Managed Growth Fund	$0 to $500 million Over $500 million	.13% .08%
JNL/S&P Managed Conservative Fund	$0 to $500 million Over $500 million	.13% .08%
JNL/S&P Managed Moderate Growth Fund	$0 to $500 million Over $500 million	.13% .08%
JNL/S&P Managed Moderate Fund	$0 to $500 million Over $500 million	.13% .08%
JNL/S&P Managed Aggressive Growth Fund	$0 to $500 million Over $500 million	.13% .08%
JNL/S&P Competitive Advantage Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/S&P Dividend Income & Growth Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/S&P Intrinsic Value Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/S&P Total Yield Fund	$0 to $500 million Over $500 million	.40% .35%
JNL/S&P 4 Fund	All Assets	0%
JNL Disciplined Moderate Fund	$0 to $500 million Over $500 million	.13% .08%
JNL Disciplined Moderate Growth Fund	$0 to $500 million Over $500 million	.13% .08%
JNL Disciplined Growth Fund	$0 to $500 million Over $500 million	.13% .08%

B-
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